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                                 EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                               OF THE REGISTRANT

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
                                                Jurisdiction of Incorporation
   Subsidiary                                           or Organization
-------------------                           ----------------------------------
1.   P-Com United Kingdom, Inc.                            Delaware
2.   P-Com (BARBADOS) FSC Limited                          Barbados
3.   P-Com Finance Corporation                             Delaware
4.   Geritel S.p.A.                                         Italy
5.   P-Com Network Services, Inc.                          Delaware
6.   P-Com GmbH                                            Germany
7.   Technosystem S.p.A.                                    Italy
8.   Control Resources Corporation                         Delaware
9.   Telematics, Inc.                                      Virginia
10.  P-Com Services (UK) Limited                           England
11.  RT Masts Limited                                      England
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